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                                                                     EXHIBIT 4.4


                                 MEDICALCV, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

No. U-                              Certificate for __________ Units
    -----------------------------

         Units consisting of One Share of Common Stock and One Redeemable
              Class A Warrant to Purchase One Share of Common Stock


         Unit CUSIP 584639 20 7

THIS CERTIFIES that


         is the owner of the number of Units set forth above.

         Each Unit consists of one share of MedicalCV, Inc. Common Stock, $0.01 par value per share ("Common Stock"), and one (1) redeemable Class A Warrant ("Warrant") to purchase one share of Common Stock for $6.50 per share at any time on or after ________________, ______, but before 5:00 P.M., Minneapolis time on ________________, ______ (the "Expiration Date"). The terms of this Warrant are governed by a Warrant Agreement dated as of ________________, 2001, between MedicalCV, Inc. and The Registrar & Transfer Company as Warrant agent (the "Warrant Agent") and subject to the terms and conditions contained therein, to all of which terms and conditions the holder of this Unit certificate consents by acceptance hereof. The Warrants shall be void unless exercised before 5:00 P.M., Minneapolis time on the Expiration Date.

         This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

         The Warrants and the shares of Common Stock represented by this Unit certificate shall be non-detachable and shall not be separately transferable until ________________, ______, or such earlier date as shall be determined by MedicalCV, Inc.


Dated:
                                                    MEDICALCV, INC.

COUNTERSIGNED AND REGISTERED                                 By

THE REGISTRAR & TRANSFER COMPANY.
          as Transfer Agent and Registrar                   [TITLE]

By
                                                            Attest:

        AUTHORIZED SIGNATURE                                          SECRETARY


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                                 UNIT PROVISIONS

         This certificate certifies that for value received the registered holder hereby is entitled, at any time on or after ________________, ______, or such earlier date as MedicalCV, Inc. shall determine, that the Warrants and Common Stock which comprise the Units shall be separately transferable (the "Separation Date"), to exchange this Unit Certificate for one Common Stock Certificate and one Warrant Certificate upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer Agent together with any documentation required by such Transfer Agent. At any time on or after ________________, ______, and before 5:00 P.M. Minneapolis Time on the Expiration Date, upon surrender of the Warrant Certificate at the office of the Warrant Agent, with the Purchase Form on the reverse side thereof completed and duly executed and accompanied by payment, in cash or check payable to the Warrant Agent for the account of the Company, the registered holder of such Warrant Certificate shall be entitled to purchase from MedicalCV, Inc. one share of Common Stock of MedicalCV, Inc. for each Warrant represented by the Warrant Certificate, which shares shall be fully paid and nonassessable, at the exercise price of $______. The Purchase Price and the number of shares purchaseable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.


         Once separated by the holder, Warrants may not be later recombined with Common Stock to form Units. A Unit ceases to exist once the Common Stock or Warrant is sold separately. After 5:00 P.M., Minneapolis Time on ________________, ______, the Warrants shall become null and void and of no value.


         REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE SIDE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

         The Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

         The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        -  as tenants in common               UNIF GIFT MIN ACT - ...........Custodian............
TEN ENT        -  as tenants by the entireties                           (Cust)                  (Minor)
JT TEN         -  as joint tenants with right of                         under Uniform Gifts to Minors
survivorship and not as tenants                                               Act..........................
                                                                         ...........
                  in common                                                                (State)
COM PROP       -  as community property              UNIF TRF MIN ACT -  ..........Custodian         (until
                                                                         age..............)
                                                                         (Cust)

                                                                         ...................under Uniform
                                                                         Transfers
                                                                         (Minor)
                                                                         to Minors
                                                                         Act...............................
                                                                         (State)

        Additional abbreviations may also be used though not in the above list.

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         For Value Received, __________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________


________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________
(Units) represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________________
Attorney to transfer the said Unit(s) on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________________

                           NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

IMPORTANT:          ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED
                    BELOW BY A FIRM THAT IS A MEMBER OF A NATIONAL SECURITIES
                    EXCHANGE OR OF THE NATIONAL ASSOCIATION OF SECURITIES
                    DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY
                    LOCATED IN THE UNITED STATES.

SIGNATURE GUARANTEE:

Name:___________________________________________________________________________
                                 (Please print)

By:_____________________________________________________________________________

Title:__________________________________________________________________________